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                                  Exhibit 10.35

                         NON-NEGOTIABLE PROMISSORY NOTE


$30,000.00                                             Dated: October 14, 1997


                  FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Jan Wernick ("Lender"), at 524 Longacre Avenue, Woodmere, NY 11598, upon the earlier of December
31, 1998 or the completion of the public offering of its common stock, the principal sum of THIRTY THOUSAND ($30,000.00) DOLLARS
AND 00/100. Interest shall accrue from the date hereof at the rate of twelve percent per annum (or at the highest rate permitted by law, if lower) on the unpaid principal balance from time to time outstanding.

                  Payment of the principal of, and interest on, this Note shall be payable at the aforesaid address in the lawful money of the United States of America, or at such other place as the holder of this Note shall have designated to the Maker in writing.

                  Maker waives presentment, protest, demand, and notice of protest, of demand and of dishonor and of nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by Lender without in any way affecting the liability of Maker hereof.

                  This Note is not negotiable or assignable by the Lender.

                  This Note will in all respects be governed by and construed in accordance with the New York Uniform Commercial Code.


                                              ROYAL CANADIAN FOODS CORP.


                                              By:
                                                 ----------------------------
                                                 Sheldon Golumbia, President